EXHIBIT L.


Re:      THE TRAVELERS FUND UL FOR VARIABLE LIFE INSURANCE (811-03927)
         File No. 2-88637 (INVEST and MarketLife)
         File No. 333-69771 (Variable Survivorship Life)
         File No. 333-56952 (Variable Survivorship Life II)
         File No. 333-96519 (Travelers Variable Life)
         File No. 333-96515 (Travelers Variable Life Accumulator &
                             Travelers Variable Life Accumulator - Series 2) File No. 333-113109 (Travelers Variable Life Accumulator - Series 3) THE TRAVELERS FUND UL II OR VARIABLE LIFE INSURANCE (811-07411)
         File No. 333-63927 (MarketLife)
         File No. 333-69773 (Variable Survivorship Life)
         File No. 333-56958 (Variable Survivorship Life II)
         File No. 333-96517 (Travelers Variable Life)
         File No. 333-96521 (Travelers Variable Life Accumulator &
                             Travelers Variable Life Accumulator - Series 2) File No. 333-113110 (Travelers Variable Life Accumulator - Series 3) THE TRAVELERS VARIABLE LIFE SEPARATE ACCOUNT FOUR (811-07878)
         File No. 333-15045 (Portfolio Architect Life)
         THE TRAVELERS VARIABLE LIFE SEPARATE ACCOUNT TWO (811-07891)
         File No. 333-15053 (Portfolio Architect Life)
         THE TRAVELERS VARIABLE LIFE SEPARATE ACCOUNT THREE (811-08950)
         File No. 333-88578 (VintageLife)
         THE TRAVELERS VARIABLE LIFE SEPARATE ACCOUNT ONE (811-08952)
         File No. 333-88576 (VintageLife)



Dear Sir or Madam:

In my capacity as Actuary of The Travelers Insurance Company, I have provided actuarial advice concerning the Travelers Life & Annuity life insurance products listed above. I also provided actuarial advice concerning the preparation of the Registration Statement on Form N-6, for the products listed above (the "Registration Statements") for filing with the Securities and Exchange Commission under the Securities Act of 1933 in connection with the policies. For each of the policies in each of the Registration Statements, in my opinion:

       (1) the illustrations of cash surrender value, cash values, death benefits, and/or any other values illustrated are consistent with the provisions of the Contract and the Depositor's administrative procedures;

       (2) the rate structure of the Contract has not been designed, and the assumptions for the illustrations (including sex, age, rating classification, and premium amount and payment schedule) have not been selected, so as to make the relationship between premiums and benefits, as shown in the illustrations, materially more favorable than for any other prospective purchaser with different assumptions; and

       (3) the illustrations are based on commonly used rating classifications and premium amounts and ages appropriate for the markets in which the Contract is sold.


I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,



/s/Lawrence Segal FSA, MAAA
---------------------------
Actuary
Life Products

April 10, 2005